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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY



Griffith Micro Science International, Inc.
     Griffith Micro Science, Inc., a Delaware corporation
          Griffith Micro Science, Inc., a Utah corporation
     GMS Holdings B.V., a Dutch company
          Griffith Micro Science B.V., a Dutch Company
               Griffith Micro Science, N.V., a Belgian company
                        Griffith Micro Science Wallonie S.A., a Belgian company Griffith Mediris, a Belgian Company
                     Griffith Micro Science, GmbH, a German company
                     Griffith Micro Science Limited, a United Kingdom company. Griffith Micro Science, SAS, a French company
                        Griffith Micro Science, S.A. , a French company
     GMS Holdings, S. de R.L. de C.V., a Mexican company
     Griffith Micro Science, S.A. de C.V., a Mexican company
     NGS enterprises, S. de R.L. de C.V., a Mexican company
     Griffith Micro Science Limited, a Canadian company